Exhibit 10.6

LEASE

LEASE dated January 1, 2005, between MSB Enterprises LLC, a New York limited liability company having an office at 1418 Avenue N, Brooklyn, New York 11230 (“Owner”), and IBUYDIGITAL, Inc., a Delaware corporation having an office at 244 Conover Street, Brooklyn, New York 11231 (“Tenant”).

1. Demise; Term. (a) Owner hereby leases to Tenant and Tenant hereby hires from Owner the land, together with all buildings and improvements now or hereafter located thereon, located at 244 Conover Street, Brooklyn, New York (collectively, the “Premises”), for a term of five (5) years commencing on January 1, 2005 (the “Commencement Date”), and ending on the last day of the month in which shall occur the fifth anniversary of the Commencement Date (the “Expiration Date”), unless the term is sooner cancelled, terminated or extended as provided in this lease, subject to all covenants, restrictions, easements, agreements and other matters now or hereafter affecting title to the Premises.

(b) Tenant shall have the right to extend the term of this lease for a period of five years, commencing on the day immediately following the Expiration Date and expiring on the fifth anniversary of the Expiration Date, on the same terms as are set forth in this lease (except that the fixed rent shall be as provided in this Section and Tenant shall have no further option or right to extend the term), provided (i) Tenant shall give notice to Owner of Tenant’s exercise of its right to extend the term of this lease on or before the date which is 180 days prior to the date initially set forth as the Expiration Date (time being of the essence) and (ii) Tenant is not in default under this lease on the date Tenant exercises its right. If Tenant duly exercises its right to extend the term, any reference in this lease to the term shall be deemed a reference to the term, as extended.

(c) The annual fixed rent during the extended term shall be the higher of: (i) the annual fixed rent payable in the last year of the initial term or (ii) the annual fair market fixed rent (“Market Rent”) for the Premises (on the terms set forth in this lease) as determined by Owner within 60 days after receipt of Tenant’s notice. Promptly after making the determination, Owner shall give notice to Tenant of Owner’s determination. If Tenant disputes Owner’s determination, Tenant shall give notice to Owner of the dispute within 15 days after receipt of Owner’s notice. Owner shall, within 15 days following Tenant’s notice, designate an independent appraiser reasonably acceptable to Tenant to determine the Market Rent. The appraiser must be a person having not less than 10 years’ experience as an appraiser or real estate broker of properties similar to the Premises in the City of New York, New York. Owner and Tenant shall each have the right to present to the appraiser such evidence as it may desire as to the Market Rent. The determination of the appraiser shall be binding and conclusive upon both Owner and Tenant; and the appraiser’s determination shall be requested within 30 days following his or her designation. Upon the determination of the Market Rent, Owner and Tenant shall enter into an agreement fixing the annual fixed rent for the extended term. The costs and expenses of the appraiser shall be paid 50 percent by Owner and 50 percent by Tenant. Each party, however, shall pay the costs and expense of its own attorneys and experts and of presenting its evidence. Pending the determination of the dispute, Tenant shall pay the higher of the annual fixed rent payable in the last year of the initial term or the Market Rent determined by Owner, and within 30 days following resolution of the dispute any adjustment shall be refunded by Owner to Tenant retroactive to the commencement of the renewal term. Except for the change, if any, of the annual fixed rent, no other term of this lease shall change.

2. Net Lease; No Services. Except as specifically set forth in this lease, this lease is intended to be, and shall be construed as, an absolutely net lease, whereby under all circumstances and conditions (whether now or hereafter existing or within the contemplation of the parties) the fixed rent payable to Owner shall be a completely net return to Owner throughout the term of this lease; and Tenant shall pay, and shall indemnify, defend and hold harmless Owner from and against any and all claims, losses, damages, expenses, costs, liabilities, obligations and charges whatsoever (including, without limitation, counsel fees) which shall arise or be incurred, or shall become due, during the term of this lease, with respect to or in connection with, the Premises, and the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof. Owner shall not be required to provide any services or do any act in connection with the Premises, and the rent and additional rent under this lease shall be paid to Owner without any claim on the part of Tenant for diminution or abatement, and the fact that Tenant’s use and occupancy of the Premises, shall be disturbed or prevented by any cause whatsoever shall not in any way suspend, abate or reduce the rental to be paid under this lease except as otherwise specifically provided in this lease.

3. Fixed Rent.

(a) The fixed rent payable under this lease (the “Fixed Rent”) shall be as follows:

(i) $215,800 per annum from the Commencement Date, through and including the day immediately prior to the first anniversary of the Commencement Date.

(ii) $222,274 per annum from the first anniversary of the Commencement Date, through and including the day immediately prior to the second anniversary of the Commencement Date.

(iii) $228,942 per annum from the second anniversary of the Commencement Date, through and including the day immediately prior to the third anniversary of the Commencement Date.

(iv) $235,810 per annum from the third anniversary of the Commencement Date, through and including the day immediately prior to the fourth anniversary of the Commencement Date.

(v) $242,884 per annum from the fourth anniversary of the Commencement Date, through and including the Expiration Date.

(b) The Fixed Rent shall be payable (i) in lawful money of the United States which is legal tender for payment of all debts and dues, public and private, at the time of payment, or by check subject to collection, at the office of Owner or such other place as Owner may designate, without notice or demand, and without any setoff or deduction whatsoever, and (ii) in equal monthly installments in advance, on the first day of each month, except that the first full monthly installment of fixed rent shall be paid on the execution of this lease (and, if the Commencement Date is not the first day of a calendar month, the fixed rent for the first partial month shall also be paid on the execution of this lease). All other sums payable by Tenant under this lease shall be deemed additional rent and Owner shall have the same remedies in case of default in the payment thereof as Owner has in the case of default in the payment of fixed rent.

4. Real Estate Taxes and Other Expenses.

(a) Tenant shall, during the term of this lease, pay and discharge punctually, or cause to be paid and discharged punctually as and when the same shall become due and payable (or at Owner’s option, reimburse Owner therefor) (i) all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary (collectively, “Taxes”), and each and every installment thereof which shall or may during the term of this lease be charged, levied, laid, assessed, imposed, become due and payable, or liens upon or for or with respect to the Premises, or any part thereof, or any buildings, appurtenances or equipment owned by Tenant or Owner thereon or therein or any part thereof, together with all interest and penalties thereon under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the federal, state, county, town and city governments and of all other governmental authorities whatsoever (all of which shall also be included in the term “Taxes”) and (ii) all other charges levied, assessed, imposed or otherwise payable in respect of the Premises, or the ownership, leasing, operation, use, occupancy or possession thereof, including, without limitation, all charges for water, steam, heat, gas, hot water, electricity, light, power and any other service, facility or utility, furnished to the Premises, during the term of this lease (collectively, “Other Expenses”), but the term “Other Expenses” shall not include Owner’s franchise, inheritance, estate, succession, income, profits, revenues, gains, excise, corporate, gift, capital levy, rent, transfer or mortgage taxes. Owner shall deliver to Tenant, promptly upon receipt, all bills received by Owner for Taxes or Other Expenses. Any late charges, interest or penalties which accrue during any period in which Owner failed to promptly deliver a bill which was in Owner’s possession shall be paid by Owner. If there shall be any dispute between Owner and Tenant under the preceding sentence, Tenant shall pay all late charges, interest and penalties, and such dispute shall be settled by arbitration pursuant to Section 42.

(b) Tenant shall furnish to Owner official receipts or other satisfactory proof of payment of Taxes and Other Expenses within 15 days of the due date thereof. If any person to whom any payment is directly payable by Tenant under this lease shall refuse to accept payment from Tenant, Tenant shall give notice to Owner and shall pay the sum directly to Owner, who shall pay it to such person.

(c) Tenant may contest, by appropriate proceedings, the amount or validity, in whole or in part, of any Tax in any manner permitted by applicable law; provided, that (i) such contest is conducted by Tenant diligently and in good faith, (ii) Tenant may, subject to this subsection, proceed with such contest only after payment of such Tax, (iii) such contest shall not subject Owner to any liability (criminal, civil or otherwise), create any lien against the Premises or pose an imminent threat to the title of the Premises, (iv) Owner is provided notice of such contest prior to its commencement and (v) such contest is permitted by the holder of each Fee Mortgage (as hereinafter defined). Upon the termination of such contest, Tenant shall pay such Taxes or part thereof (to the extent then unpaid), as finally determined in such proceedings. Tenant shall promptly pay all interest, penalties and other costs and liabilities in connection with such contest. Any refunds or rebates on account of the Taxes paid by Tenant under the provisions of this Lease shall belong to Tenant. Any refunds or rebates received by Owner shall be deemed trust funds and as such shall be received by Owner in trust and paid to Tenant forthwith.

(d) Notwithstanding any provision of this section to the contrary, Tenant shall, at Owner’s option, deposit with Owner on the first day of each month an amount equal to one-twelfth (1/12th) of the aggregate annual payments for the Taxes. In addition, Tenant shall deposit with Owner such sum of money which, together with said monthly installments, shall be sufficient to pay all of the Taxes at least thirty (30) days prior to the due date thereof. If the amount of the Taxes is not ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the amount of the Taxes for the prior tax year and, upon the amount of the Taxes being fixed for the then current year, Tenant shall, on not less than five days notice from Owner, deposit any deficiency with Owner. The funds so deposited with Owner shall be held by it without interest, and may be commingled with other funds of Owner, and provided that Tenant shall not be in default in the performance of any of its obligations under this lease, such funds shall be applied in payment of the Taxes when due to the extent that Tenant has deposited funds with Owner for such purpose. In the event of Owner’s sale of the Premises, Owner shall have the right to pay over the balance of such deposits in its possession to the vendee, and thereupon Owner shall be completely released from all liability with respect to such deposits and Tenant shall look solely to the vendee in reference thereto. The provisions of the preceding sentence shall apply to each and every sale of the Premises to a new vendee. Tenant shall, at its expense, at all times during the term of this lease, comply with the requirements of all insurance authorities, the provisions of all insurance policies applicable to the Premises (provided, with respect to Owner’s policies, that Owner or the insurance company has given Tenant notice of such requirements) and the requirements of all liens, encumbrances and other matters affecting title to the Premises.

5. Use. Tenant shall use and occupy the Premises for warehouse storage and packaging and ancillary executive and general offices in connection with Tenant’s business, and for no other purpose. Tenant shall not use or occupy, or permit or suffer the Premises or any part thereof to be used or occupied for any unlawful or illegal business, use or purpose, or in such a manner as to constitute a nuisance of any kind, or for any purpose or in any way in violation of the certificate of occupancy for the Premises or any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations.

6. Services and Utilities. Tenant shall arrange for, and promptly pay when due all amounts and charges for, all services and utilities to the Premises and Owner shall reasonably cooperate with Tenant in connection with obtaining any such services and utilities. Owner shall not be required to furnish or render any services or utilities to the Premises, Tenant or any occupant. The use of gas and electricity and any other utilities consumed in or on the

Premises shall not exceed the capacity of the mains, feeders, ducts and conduits bringing the same to the Premises or of the outlets, risers, wiring, piping, duct work or other means of distribution of such utilities within the Premises. Owner reserves the right, without any liability whatsoever, or abatement of the Rent, to stop any heating, plumbing, electric and other systems in or serving the Premises (notwithstanding that such services are not furnished by Owner) when necessary by reason of accidents or emergencies or for repairs, alterations, replacements or improvements; provided, that Owner agrees (a) to use good faith reasonable efforts to minimize any interference (except minor or de minimis interference) with Tenant’s access to the Premises or Tenant’s use or occupancy of the Premises, or Tenant’s business therein, (b) to carry out such repairs, alterations, replacements and improvements promptly and diligently and in compliance with all applicable laws, ordinances and regulations of all governmental authorities, and all applicable insurance policies, and (c) (except in an emergency) to schedule such repairs, alterations, replacements, improvements, after consultation with Tenant, in such manner, at such times and in such locations as to create the least practicable interference with Tenant’s business.

7. Alterations; Signs.

(a) Except as set forth in this lease, Tenant shall make no changes, additions, improvements, or substitutions in or to the Premises (collectively, “Tenant’s Work”) of any nature without Owner’s prior consent which consent may be withheld in Owner’s sole and absolute discretion. For the purposes of this Lease, Tenant’s Work that affects the exterior of the Premises or the structure, systems or facilities of the Premises (including, without limitation, the mechanical, electrical, air conditioning, heating and plumbing systems and facilities) or Tenant’s Work which adversely affects the value of the Premises shall be deemed to be “Tenant’s Structural Work”. Notwithstanding anything in this lease to the contrary, Owner’s consent to Tenant’s Work other than Tenant’s Structural Work shall not be unreasonably withheld or delayed. For purposes of this lease, decorations in or to the Premises, restriping of the Premises, signage specified in Section 7(b), and routine maintenance and repairs shall not be deemed to be Tenant’s Work, and Tenant may make such decorations, restriping of the Premises, signage and routine maintenance and repairs without Owner’s consent; provided that Tenant gives Owner reasonable prior notice thereof. All fixtures and all panelings, partitions, railings and like installations (but not any of Tenant’s trade fixtures, inventory and movable personal property, which shall be and remain the property of Tenant, subject to this lease) installed in the Premises at any time by Tenant shall upon installation become the property of Owner and shall remain in the Premises upon the expiration or sooner termination of this lease. Any of Tenant’s property remaining in the Premises after the expiration or sooner termination of this lease shall be deemed abandoned by Tenant and Owner may dispose of the same at its discretion and at Tenant’s expense.

(b) Tenant shall erect or place on the Premises only such identification and directional signs as shall conform to and meet all requirements of the proper governmental authorities having jurisdiction and all permits and licenses for such signs shall be obtained and paid for by Tenant. Tenant shall give Owner notice of all identification signs so erected but shall not be required to give notice of any directional signs. Owner shall have the right to display a “For Sale” sign or any other sign indicating that the Premises are available for sale or development at any time, and a “For Rent” sign only during the final three months of the term of this lease. Tenant and Owner shall at all times maintain any of their respective signs or lettering, as may be approved and/or permitted hereunder, in good condition and shall hold each other harmless from injury to persons or property arising from the erection and maintenance of any such signs.

(c) Prior to the commencement of any Tenant’s Structural Work, Tenant shall submit to Owner for its approval two sets of complete plans, drawings and specifications (“Tenant’s Plans”), including, without limitation, all mechanical, electrical, air conditioning, heating, plumbing and other utility systems and facilities, for Tenant’s Structural Work, prepared by an architect and/or engineer duly licensed in the State of New York. Within 15 days following Owner’s receipt of Tenant’s Plans, Owner shall review or cause the same to be reviewed and shall thereupon return to Tenant one set of Tenant’s Plans with Owner’s approval or disapproval noted thereon, and if same shall be disapproved in any respect Owner shall state the reasons for such disapproval. Subject to the foregoing, if Owner shall not approve Tenant’s Plans, Tenant shall, if it desires to continue with the performance of such work, within 5 days of receipt thereof, cause its architect or engineer to make such changes to Tenant’s Plans as Owner shall require and shall thereupon resubmit the same to Owner for its approval. To the extent required pursuant to any mortgage affecting Owner’s interest in the Premises (as renewed, modified, consolidated, replaced and extended, a “Fee Mortgage”), or the landlord of Owner, if any, Tenant’s Plans shall also be subject to the prior approval of the holder of each Fee Mortgage and the landlord of Owner, if any. Following the approval of Tenant’s Plans, the same shall be final and shall not be changed by Tenant without the prior approval of Owner (and such holder and landlord, if required), except as may be required by law. Tenant shall give prior notice to Owner of any changes required by law and shall furnish Owner (and such holder and landlord, if required) with copies of all such required changes in Tenant’s Plans. Owner’s approval of Tenant’s Plans or of any revisions shall not constitute an opinion or agreement by Owner that the same are structurally sufficient or that Tenant’s Plans are in compliance with law, nor shall such approval impose any present or future liability on Owner or waive any of Owner’s rights under this lease. Tenant shall only employ licensed persons and firms (where required by law) and labor to perform Tenant’s Work and any routine maintenance and repairs and restriping. In any event, all contractors Tenant proposes to employ shall be bondable and, with respect to Tenant’s Structural Work, shall be subject to Owner’s prior approval, which will not be unreasonably withheld or delayed, provided that such contractors agree to enter into construction contracts containing insurance, bonding and release of lien provisions reasonably satisfactory to Owner. Such approval shall be requested by Tenant prior to the commencement of any Tenant’s Structural Work.

(d) Promptly following Owner’s approval of Tenant’s Plans, Tenant shall secure or cause to be secured all necessary approvals of Tenant’s Plans from all governmental authorities having jurisdiction and all permits and licenses necessary to perform Tenant’s Work. Tenant shall obtain all necessary approvals from all governmental authorities for any Tenant’s Work and any decoration, restriping or routine maintenance and repairs to be made in or to the Premises. Prior to the commencement of any Tenant’s Work, Tenant shall furnish Owner with copies of Tenant’s Plans (if applicable) as approved by such governmental authorities and, promptly upon Owner’s request, copies of the foregoing permits and licenses; provided, that with respect to Tenant’s

Structural Work, the filing of any applications with any governmental authorities for such approval or for any permits or licenses required to perform such Tenant’s Structural Work shall be done by a person or entity approved by Owner (which approval shall not be unreasonably withheld or delayed). Prior to such filing for Tenant’s Structural Work, Tenant shall submit copies of such applications to Owner for its approval, which shall not be unreasonably withheld or delayed.

(e) Upon Tenant having secured the approvals from Owner and from governmental authorities, all as required under this Section, Tenant shall promptly (i) with respect to Tenant’s Structural Work, enter into contracts in form and substance approved by Owner, which approval shall not be unreasonably withheld or delayed, provided that such contracts shall provide for indemnification, insurance, bonding and release of lien provisions reasonably satisfactory to Owner and (ii) upon Owner’s request, furnish Owner with a copy of each executed contract.

(f) Following compliance by Tenant with its obligations under the foregoing provisions of this Section, Tenant shall promptly commence or cause to be commenced Tenant’s Work, decorating, restriping, signage or routine maintenance and repairs and shall complete or cause the same to be completed with reasonable diligence, in a first-class, workmanlike manner in accordance with the approved Tenant’s Plans (if applicable), all licenses and permits, all liens, encumbrances and other matters affecting title to the Premises, this lease, all applicable laws, ordinances and regulations of all governmental and insurance authorities and all applicable requirements of the Board of Fire Underwriters.

(g) Promptly following the completion of Tenant’s Work, decorating, restriping or signage or routine maintenance and repairs, Tenant shall obtain and, promptly upon Owner’s request, submit to Owner copies of all final necessary governmental and fire underwriters’ approvals or certificates evidencing the completion thereof in compliance with all governmental and fire underwriters’ requirements. Effective on the expiration or sooner termination of this lease, all warranties and guaranties, if any, in connection with Tenant’s Work shall be assigned to Owner.

(h) Upon reasonable prior notice and at reasonable times (except in an emergency where only such verbal notice as shall be practicable under the circumstances shall be required), Owner reserves the right, at any time and without liability (except as specifically set forth in this lease and except for the negligence or wilful misconduct of Owner, its employees, contractors, representatives and agents) to Tenant, to make changes in or to the Premises as it may deem reasonably necessary or desirable; provided that same shall not interfere with Tenant’s use and occupancy thereof, or Tenant’s business therein or interfere with Tenant’s access to the Premises (except for minor or de minimis interference).

(i) Upon reasonable prior notice and at reasonable times (except in an emergency where only such verbal notice as shall be practicable under the circumstances shall be required), Owner may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises so long as such installation and maintenance (i) shall not materially interfere with Tenant’s use and occupancy thereof, or Tenant’s business therein or (ii) materially interfere with Tenant’s access to the Premises or materially or permanently reduce the number of parking spaces available to Tenant.

8. Maintenance and Repairs; Covenant Against Waste; and Right of Inspection.

(a) Tenant shall, throughout the term of this lease, at Tenant’s expense, maintain the Premises, and all equipment and other personal property used in connection with the maintenance or operation thereof, in good order, condition and repair, and Tenant shall not commit or suffer any waste with respect thereto. Except as set forth herein, Tenant shall promptly make all repairs, interior and exterior, structural and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen, necessary to keep the Premises in good and lawful order and condition, and said repairs shall be at least equal in quality and class to the original work and performed by reputable, independent contractors in a good and workmanlike manner. Tenant shall maintain all portions of the Premises, and the curbs and sidewalks adjoining the Premises, in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and Tenant shall not permit or suffer the overloading of any of the floors of the Premises. In no event shall Owner be liable to Tenant for any damage to the Premises or to any property of Tenant resulting from any cause, including, without limitation, roof leaks. Tenant shall not place safes, units, filing systems, libraries or other heavy equipment or furniture within the Premises without first obtaining Owner’s consent.

(b) Notwithstanding any provision of this lease to the contrary, Owner shall perform any structural repairs or replacements of the structural portions of the roof, load bearing walls and floors, load bearing columns, load bearing beams, load bearing foundation and all other load bearing components of the Premises, and shall perform any replacements of major building systems, unless (i) the need for any structural repair or replacement is caused by Tenant or Tenant’s failure to comply with the provisions of this lease or (ii) the unexpired term of this lease shall be one year or less.

(c) Tenant shall permit Owner, the authorized representative of Owner, the holder of any mortgage on the Premises and any prospective purchaser, mortgagee or tenant of the Premises to enter the Premises at all reasonable times for the purpose of inspecting all or any part thereof. Further, if Tenant shall fail to perform any repairs, restoration or other work which Tenant is obligated to perform under this lease and such default is not remedied within the applicable grace period provided for in this lease, or at any other time in the case of an emergency, Owner and its authorized representatives shall have the right to enter the Premises and to perform such work. If Tenant is not present to permit entry into the Premises, Owner or its agents may enter the same by master key or forcibly, provided reasonable care is exercised to safeguard Tenant’s property, and such entry shall not render Owner or its agents liable therefor, nor shall the obligations of Tenant under this lease be affected. Any amount paid by Owner for any of said purposes, and all necessary and incidental costs and expenses (including, without limitation, counsel fees) of Owner in connection therewith, together with interest thereon at the rate of 12 percent per annum, or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditure by Owner, shall be due and payable by Tenant to Owner on demand as additional rent. Nothing in this section shall imply any duty on Owner to do any such work or to make any alterations, repairs (including, without limitation, repairs and other restoration work made necessary due to any fire or other casualty), additions or improvements to the Premises, of any kind whatsoever. The performance thereof by Owner shall not constitute a waiver of Tenant’s default in failing to perform the same.

(d) Without limiting the generality of the foregoing, Tenant shall comply with the requirements and recommendations contained in any operations and maintenance program prepared by an independent and reputable engineering or construction firm or company (as the same may be amended from time to time upon reasonable prior notice to Tenant) forwarded to Tenant by Owner with respect to the maintenance and repair of the Premises; provided that such requirements and recommendations are substantially typical of those which such firm or company would provide to comparable or similarly situated Premises located in New York, New York.

(e) With respect to repairs and replacements described in Section 9(b) which are Owner’s responsibility, Owner shall comply with the requirements and recommendations prepared by an independent, reputable and experienced engineering or construction firm or company reasonably selected by Owner, provided that such requirements and recommendations are substantially typical of those which such firm or company would provide to comparable or similarly situated Premises located in the New York, New York. If Owner shall fail to perform any repair or replacement which Owner is obligated to perform under this lease and such default is not remedied within any applicable grace period provided for in this lease, or at any other time in the case of an emergency (in which event Tenant shall promptly notify Owner of the same), Tenant shall have the right to perform such work and the obligations of Owner under this lease shall not be affected. Any reasonable amount paid by Tenant for any of said purposes, and all reasonably necessary and incidental costs and expenses (including, without limitation, reasonable attorneys’ fees) of Tenant in connection therewith, together with interest thereon at the rate of 12 percent per annum, or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditure by Tenant, shall be due and payable by Owner to Tenant on demand. The performance thereof by Tenant shall not constitute a waiver of Owner’s default in failing to perform the same.

9. Mechanics’ Liens.

(a) Tenant shall not suffer or permit any mechanic’s or other liens to be filed against the Premises, or any part thereof, or against Tenant’s leasehold estate in the Premises, by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Tenant or anyone holding the Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against the Premises, Tenant shall promptly notify Owner and shall take such action as bonding, deposit, payment or otherwise as will cause the same to be discharged of record within 20 days after the filing thereof. If Tenant shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Owner, Owner may, but shall not be obligated to, procure the discharge of record of the same either by paying the amount claimed to be due or by deposit in court or by bond, and Owner shall be entitled, if Owner so elects, to compel the prosecution of an action for the foreclosure of any such lien by the lienor (which Owner may, at its option, elect not to defend or to defend in such manner as Owner shall determine in its sole discretion) and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Owner for any of the aforesaid purposes, and all legal and other expenses of Owner, including, without limitation, counsel fees, in defending any such action or in obtaining the discharge of any such lien, together with interest thereon at the rate of 12 percent per annum, or the then maximum lawful interest rate, whichever shall be less, from the date of payment or deposit, shall be due and payable by Tenant to Owner on demand as additional rent.

(b) Nothing contained in this lease shall be deemed to be, or construed in any way as constituting, the consent or request of Owner, express or implied, by inference or otherwise, to any person, for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration, improvement, or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or any material which might in any way give rise to the right to file any lien against Owner’s or Tenant’s interest in the Premises. Further, Owner hereby gives notice to all persons who may furnish labor or materials to Tenant at the Premises that Owner does not consent to the filing of any mechanic’s or other lien against Owner’s or Tenant’s interest or estate in the Premises, and that all persons furnishing labor and materials to Tenant shall look only to Tenant’s credit and such security as Tenant may furnish for the payment of all such labor and materials.

10. Requirements of Law. Tenant shall, at its expense, at all times during the term of this lease, comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law affecting the Premises, and/or Tenant’s use, occupancy, repair and/or maintenance thereof, and shall keep in full force and effect all licenses and permits which are required or necessary to carry on the operation of Tenant’s business at the Premises; except that Tenant shall not be required to make or pay for any structural alterations in order to so comply unless such alterations shall be necessitated by the acts, omissions or negligence of Tenant or its employees, contractors, agents, visitors or licensees. Tenant shall, at its expense, at all times during the term of this leases comply with the requirements of insurance authorities, the provision of all insurance policies applicable to the Premises and the requirements of all liens, encumbrances and other matters affecting title to the Premises. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including, without limitation, counsel fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with this section.

11. Subordination. (a) This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Premises and to all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute promptly any certificate Owner may request. To the extent not provided by applicable law, in the event of the enforcement by any holder of a mortgage on the Premises of the remedies provided for by law or by such mortgage, Tenant will, upon request of any person succeeding to the interest of Owner as the result of said enforcement, automatically become the lessee of such successor in interest, without any change in the terms or other provisions of this lease; provided, however, that said successor in interest shall not be bound by any payment of fixed rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance of its obligations under this lease. Upon request by said successor in interest, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

(b) If any act or omission of Owner would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to abate the payment of Rent or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to Owner and each holder of a Fee Mortgage whose name and address shall previously have been furnished to Tenant and (ii) until 30 days shall have elapsed following the giving of such notice if the same can be remedied within a 30-day period or if the same cannot be remedied within 30 days until a reasonable period of time has elapsed to cure provided such cure has commenced within the 30-day period, and, further, provided the holder of the Fee Mortgage or the Owner shall with due diligence continue to remedy such act or omission.

(c) Owner shall use reasonably commercial efforts to obtain a nondisturbance agreement from each holder of a Fee Mortgage encumbering the Premises on the Commencement Date or future holder of a Fee Mortgage, in recordable form and in the standard form customarily employed by such holder, pursuant to which such holder shall agree that if and so long as no default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which such holder of the Fee Mortgage may take to foreclose any such Fee Mortgage, as applicable, and that any successor landlord shall recognize this lease as being in full force and effect as if it were a direct lease between such successor landlord and Tenant upon all of the terms, covenants, conditions and options granted to Tenant under this lease, except as otherwise provided herein.

12. Default.

(a) If Tenant defaults in fulfilling any of its obligations under this lease, other than the obligations for the payment of Rent; or if the Premises become abandoned; or if the Premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant; then in any one or more of such events, upon Owner serving a 30 days’ notice upon Tenant specifying the nature of said default and upon the expiration of said 30 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 30-day period and cannot be cured with the payment of money, and if Tenant shall not have diligently commenced curing such default within said 30-day period and thereafter continuously prosecuted the curing with due diligence until completion, then Owner may serve a 3 days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said 3 days, this lease and the term under this lease shall end and expire as fully and completely as if the expiration of such 3-day period was the day definitely fixed for the expiration of the term of this lease and Tenant shall then quit and surrender the Premises to Owner but shall remain liable as hereinafter provided.

(b) If the notice provided for in subsection (a) of this Section shall have been given, and the term shall expire as aforesaid; or if Tenant shall default in the payment of Rent and the same is not cured within 5 days after notice thereof shall have been given to Tenant (but Owner shall not be required to give any such notice more than two times in any 12 month period); or if Tenant shall file or there shall be filed against Tenant a petition in bankruptcy, insolvency or arrangement (which, in case of any involuntary filing, is not dismissed, stayed or vacated within 45 days after filing), or Tenant shall be adjudicated a bankrupt or make an assignment for the benefit of creditors, or Tenant shall take advantage of any present or future insolvency or similar act; or if Tenant’s interest in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted in this lease; then and in any of such events Owner may, without notice, reenter the Premises either by force or otherwise, and dispossess Tenant, the legal representative of Tenant and other occupants of the Premises by summary proceedings or otherwise, and remove their effects and hold the Premises as if this lease had not been made.

13. Remedies of Owner and Waiver of Redemption. (a) In case of any such default beyond any applicable notice and cure periods, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rental hereunder shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such reasonable expenses as Owner may incur for legal expenses, attorneys’ fees, brokerage, and/or putting the Premises in good order, or for preparing the same for re-rental; (b) Owner may, but shall not be obligated to, relet the Premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease (but nothing shall entitle Tenant to any portion of such higher rentals); and/or (c) Tenant shall also pay Owner as damages for the failure of Tenant to observe and perform the covenants of Tenant in this lease any deficiency between the rent reserved in this lease and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this lease. Tenant expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant being dispossessed or removed from the Premises. If Owner brings an action to dispossess Tenant, Tenant waives any right to interpose any counterclaims (other than compulsory counterclaims). In the event of a breach or threatened breach by Tenant of any of the provisions of this lease, Owner (or its designee) shall have the right of injunction and the right to invoke any remedy at law or in equity, as if re-entry, summary proceedings and other remedies were not provided for in this lease.

(b) Owner may recover from Tenant, and Tenant shall pay Owner, on request, in lieu of any further deficiency pursuant to paragraph (a) of this Section (as liquidated damages) the amount by which (i) the unpaid Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the additional rent for each year thereof to be the same as was payable for the year immediately preceding the termination, re-entry or obtaining of possession) exceeds (ii) the then fair and reasonable rental value of the Premises, including the additional rent for the same period, both discounted to present value at the annual rate of interest (the “Base Rate”) publicly announced by Citibank, N.A., New York, New York (or any successor thereto) as its “base rate” on the date of the default in question, or such other term as may be used by Citibank, N.A. from time to time for that rate (and if no longer publicly announced, then a similar rate selected by Owner). If, before presentation of proof of liquidated damages, Owner relets the Premises or any portion of the Premises for any period pursuant to a bona fide lease with an unrelated third party, the net rents payable in connection with the reletting shall be considered to be the fair and reasonable rental value for the Premises or the portion of the Premises relet during the term of the reletting. If Owner relets the Premises, or any portion of the Premises, the rents collected under the reletting and the expenses of the reletting shall be equitably apportioned for the purposes of this Article. Nothing contained in this lease shall be considered to limit or preclude the recovery by Owner from Tenant of the maximum amount allowed to be obtained as damages or otherwise by any law.

14. Self-Help; Fees and Expenses. If Tenant shall default (after all applicable notice and grace periods provided for in this lease) in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions of this lease, then, unless otherwise provided elsewhere in this lease, Owner (or its designee), after not less than 5 days’ prior notice to Tenant (except in an emergency where only such verbal notice as shall be practical under the circumstances shall be required), may immediately or at any time thereafter perform the defaulted obligation of Tenant, and if Owner (or its designee), in connection therewith or in connection with any default by Tenant in the covenant to pay Rent under this lease (after any applicable notice and grace periods provided for in this lease), makes any expenditures or incurs any obligations for the payment of money, including, without limitation, reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred, together with interest thereon at the rate of 12% per annum or the then maximum lawful interest rate, whichever shall be less, from the date of the making of the expenditure by Owner, shall be deemed to be Additional Rent under this lease and shall be paid by Tenant to Owner within 15 days of rendition of any bill or statement to Tenant therefor, and if Tenant’s lease term shall have expired at the time of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

15. End of Term; Rent Control.

(a) Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the Premises, broom clean, in good order and condition, ordinary wear and damage from casualty not caused by Tenant excepted, and Tenant shall remove all of its property from the Premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or earlier termination of this lease.

(b) If the Premises are not surrendered and vacated as and at the time required by this lease (time being of the essence), Tenant shall be liable to Owner for (a) all losses, costs, liabilities and damages which Owner may incur by reason thereof, including, without limitation, attorneys’ fees, and Tenant shall indemnify, defend and hold harmless Owner against all claims made by any succeeding tenants against Owner or otherwise arising out of or resulting from the failure of Tenant timely to surrender and vacate the Premises in accordance with the provisions of this lease, and (b) per diem use and occupancy in respect of the Premises equal to two times the fixed rent and additional rent payable under this lease for the last year of the term of this lease (which amount Owner and Tenant presently agree is the minimum to which Owner would be entitled, is presently contemplated by them as being fair and reasonable under such circumstances and is not a penalty). In no event, however, shall this subsection be construed as permitting Tenant to hold over in possession of the Premises after the expiration or termination of the term of this lease.

(c) If the fixed rent or any additional rent shall be or becomes uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, Tenant shall enter into such agreement or agreements and take such other action as Owner may request, as may be legally permissible, to permit Owner to collect the maximum fixed rent and additional rent which may from time to time during the continuance of such rent restriction be legally permissible, but not in excess of the amounts of fixed rent and additional rent payable under this lease. Upon the termination of such rent restriction prior to the expiration of the term of this lease (a) the fixed rent and additional rent, after such termination, shall become payable under this lease in the amount of the fixed rent and additional rent set forth in this lease and (b) tenant shall pay to Owner, if legally permissible, an amount equal to (i) the fixed rent and additional rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the fixed rent and additional rent paid by Tenant to Owner during the period that such rent restriction was in effect.

(d) Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover or summary proceeding which Owner may institute to enforce the foregoing provisions of this Article. Notwithstanding anything in this Article to the contrary, the acceptance of any payments made by Tenant pursuant to Section 15(b), shall not preclude Owner from commencing and prosecuting a holdover or eviction action or proceeding or any action or proceeding in the nature thereof. The preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import.

16. Quiet Enjoyment. Owner covenants and agrees with Tenant that upon Tenant paying the fixed rent and additional rent and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this lease.

17. No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease shall not prevent redress for a violation of, or insistence upon strict performance of, a subsequent act. No waiver of any obligation, term or condition of this lease shall be of any effect unless made in writing and signed by the party against whom such waiver is asserted. No receipt of money by Owner from any receiver, trustee or custodian or debtor in possession shall reinstate, continue or extend the term of this lease or affect any notice given to Tenant or to any such receiver, trustee, custodian or debtor in possession or operate as a waiver or estoppel of the right of Owner to recover possession of the Premises for any of the causes therein enumerated by any lawful remedy. The receipt by Owner of rent with knowledge of the breach of a provision of this lease shall not be deemed a waiver of such breach.

18. Waiver of Trial by Jury. Owner and Tenant hereby agree to and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of the Premises, and any emergency statutory or other statutory remedy.

19. Notices. All notices, consents and other communication hereunder shall be in writing and shall be given by sending the same to the party to be notified (at the address given in this lease for such party or such other address that may be given by such party to the other by notice in the manner specified herein) by (a) certified or registered mail, return receipt requested, (b) hand delivery or (c) overnight courier service. All notices shall be deemed given (i) five (5) business days after the date the same is deposited in the mail (if sent by mail), (ii) on the date of receipt (if sent by hand delivery) and (iii) on the next business day after the date the same is deposited with the overnight courier (if sent by overnight courier). A copy of any notice to Owner shall be sent to Daniel Bergman. A copy of any notice to Tenant shall be sent to Eliot Antebi.

20. Survival. Any obligation of Owner or Tenant which by its nature or under the circumstances can only be, or by the provisions of this lease may be, performed after the expiration or earlier termination of this lease, and any liability for a payment which shall have accrued to or with respect to any period ending at the time of such expiration or termination, unless expressly otherwise provided in this lease, shall survive the expiration or earlier termination of this lease.

21. Consents. Any refusal by Owner to consent to or approve any matter or thing requested by Tenant shall be deemed reasonable if, inter alia, any mortgagee has refused to give its consent or approval thereto, whenever such consent or approval is necessary.

22. Relationship of Parties. Nothing in this lease shall be construed to imply that the relationship between Owner and Tenant is other than that of Owner and Tenant.

23. Assignment, Subletting and Encumbrances.

(a) Tenant shall not sublet (or suffer or permit any other person to occupy) all or any portion of the Premises, or assign, mortgage, pledge or otherwise encumber or hypothecate this lease (by operation of law or otherwise), without the prior written consent of Owner in each instance. No assignment or subletting (whether with or without Owner’s consent) shall release the original Tenant named in this lease, and such Tenant remains fully and primarily liable on this lease. Notwithstanding the foregoing, Owner shall not unreasonably withhold its consent to any subletting of all or any portion of the Premises.

(b) If this lease shall be assigned or if the Premises or any part thereof shall be sublet or occupied by any person or persons other than the original Tenant named in this lease, Owner may collect rent from any assignee, subtenants and/or occupants and apply the net amounts collected to the rents, additional rents and other charges payable by Tenant pursuant to this lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of any person from the further performance and observance by such person of the obligations under this lease on the part of Tenant to be performed. The consent by Owner to an assignment, mortgage, pledge, encumbrance, hypothecation or sublet shall not be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment, mortgage, pledge, encumbrance, hypothecation or sublet.

(c) Any change in 50% or more (in one transaction or a series of related transactions) of the ownership of any of the voting stock or other ownership interests (or the issuance of any additional voting stock or other ownership interest) of Tenant, or of any entity directly or indirectly owning any ownership interest in Tenant, shall be deemed a prohibited assignment under this lease unless Tenant shall have obtained the prior consent of Owner. The foregoing shall not be deemed to prohibit the change of ownership of any stock, or the issuance of new stock, of any corporation which is listed on any publicly recognized national stock exchange.

(d) Notwithstanding the foregoing or anything in this Article 23 to the contrary, Owner’s consent shall not be required for: (i) transactions with a corporation or limited liability company into which Tenant is merged or consolidated or with a corporation, general, limited or limited liability partnership, limited liability company or other legal person to which substantially all of Tenant’s assets are transferred, or, if Tenant is a general, limited or limited liability partnership, with a successor partnership, or (ii) transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. For purposes of this subsection, the term “control” shall mean ownership of more than fifty percent (50%) of the equitable interest in such entity.

(e) If this lease is assigned to any person or entity pursuant to the provisions of Title 11 of the United States Code (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Owner, shall be and remain the exclusive property of Owner and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Owner’s property under the preceding sentence not paid or delivered to Owner shall be held in trust for the benefit of Owner and shall be promptly paid to or turned over to Owner.

(f) Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall execute and delivery to Owner upon demand an instrument confirming such assumption.

(g) If Tenant assumes this lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Owner by Tenant no later than 20 days after receipt of such offer by Tenant, but in any event no later than 10 days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer and (iii) adequate assurance of future performance by such person or entity under this lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Owner shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this lease.

(h) Tenant shall reimburse Owner on demand for any reasonable out of pocket costs that may be incurred by Owner in connection with said assignment, including, without limitation, reasonable legal costs incurred in connection with the granting of any requested consent.

(i) If Owner shall decline to give its consent to any proposed assignment, Tenant shall indemnify, defend and hold harmless Owner against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Owner by the proposed assignee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment, unless it is determined by a court of competent jurisdiction that Owner had unreasonably withheld such consent.

24. Estoppel Certificates. Either party shall, within 20 days after each and every request by the other party, execute, acknowledge and deliver to the requesting party a statement (a) certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), (b) specifying the dates to which the Rent has been paid, (c) stating whether or not, to the best knowledge of the signing party, the requesting party is in default in the performance or observance of its obligations under this lease, and, if so, specifying each such default and (d) stating whether or not, to the best knowledge of the signing party, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by the requesting party under this lease, and, if so, specifying each such event. Any such statement delivered pursuant to this Section may be relied upon by the requesting party and any designee of such party.

25. Limit of Owner’s Liability. Neither Owner nor any partners or principals of Owner shall have any personal liability under this lease. Tenant shall look solely to Owner’s estate and property in the Premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money or otherwise by Owner in the event of a breach or default by Owner pursuant to the provisions of this lease. No other property or assets of Owner shall be subject to lien, levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) arising out of, or in connection with, this lease; and, in confirmation thereof, if Tenant shall acquire a lien on such other property or assets by judgment or otherwise as aforesaid, Tenant shall promptly release such lien on such other assets or property by executing and delivering to Owner an instrument to that effect prepared by Owner’s counsel.

26. Insurance.

(a) During the term of this lease, Tenant shall, at its expense, provide and keep in force for the mutual benefit of Owner and Tenant, the following insurance:

(i) Comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring in or about the Premises, (including, without limitation, bodily injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof), with a combined single limit of not less than $10,000,000 for bodily injury or death, and with a limit of not less than $3,000,000 for property damage.

(ii) Loss of rental insurance (on an all-risk basis) in an amount sufficient to prevent Owner and Tenant from becoming co-insurers, and in any event in an amount not less than the sum of (x) the fixed rent payable under this lease for a period of two years, and (y) the estimated amount (in Owner’s reasonable judgment) of the insurance premiums and Taxes payable under this lease for a like period.

(iii) During any construction at the Premises, builder’s risk insurance in such form and amount as shall be required by Owner.

(iv) Such other insurance, including, without limitation, sprinkler leakage, workers’ compensation, disability, flood, plate glass, boiler and machinery insurance, and in such form and amount, as may from time to time be reasonably required by Owner against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, with due regard to the type of the Premises, and the construction, use and occupancy thereof (and in the case of flood insurance, if the Premises are located in a flood zone).

(b) All insurance to be provided and kept in force by Tenant under the provisions of this lease (except workers’ compensation insurance) shall name Owner and Tenant as the insured, as their respective interests may appear, and shall provide that, as to the interest of Owner, the same shall not be invalidated by any act or omission of Owner, Tenant or any occupant of the Premises. In addition, at Owner’s request, the policies of insurance required to be obtained by Tenant under this lease shall be carried in favor of each holder of a mortgage on the Premises, as additional insured, under standard non-contributing mortgagee clauses attached to such policies. Said policies shall be obtained and fully paid for by Tenant, and the originals shall be delivered, on or prior to the Commencement Date, to Owner or to the holder of the mortgage on the Premises which is first in lien (the “First Mortgage”), if required under the terms of the First Mortgage (with a duplicate original or a certificate of such insurance delivered to Owner), and shall be issued by responsible companies of recognized responsibility licensed to do business in the state in which the Premises are located, and reasonably acceptable to Owner. Said policies shall be for a period of not less than one year and shall contain a provision whereby the same cannot be cancelled or modified unless Owner (and each mortgagee named as an insured thereunder) is given at least 30 days prior written notice of such cancellation or modification. Tenant shall procure and fully pay for renewals of such insurance from time to time at least 30 days before the expiration thereof, and Tenant shall promptly deliver to Owner and the holder of the First Mortgage the originals or certificates of the renewal policies, as the case may be.

(c) Each party hereto shall secure, if obtainable without additional premium (or if only available with additional premium, only after the other party has agreed to pay, and pays, such premium), an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Premises, or the personal property, fixtures and equipment located therein or thereon, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to the other party hereto and its partners, shareholders, members, agents and their respective employees and to the holder of the First Mortgage. To the extent that such clause or endorsement is part of the waiving party’s insurance policy, in respect of any real, personal or other property owned by each party hereto and located in, at or upon the Premises, such party hereby releases the other party hereto from any and all liability or responsibility to it or anyone claiming by, through or under it by way of subrogation or otherwise, for any loss or damage to said property caused by fire or any other casualty, even if such fire or other casualty shall have been caused by the fault or negligence of the other party hereto or anyone for whom the other party hereto may be responsible. All of the policies of insurance in respect of the Premises maintained by any party hereto, if obtainable without additional premium (or if only available with additional premium, only after the other party has agreed to pay, and pays, such premium), shall contain a clause or endorsement to the effect that such release will not adversely affect or impair said policies or prejudice the right of any insured to recover thereunder.

(d) Tenant shall not carry separate or additional insurance, concurrent in form or contributing, in the event of any loss or damage to the Premises, with any insurance required to be obtained by Tenant under this lease, unless such separate or additional insurance shall comply with and conform to all of the provisions and conditions of this section. Tenant shall promptly give notice to Owner of such separate or additional insurance and deliver the original or a duplicate of such fully-paid for policies to Owner.

(e) Owner may from time to time, but not more frequently than once every two years, require that the amount of the public liability insurance to be provided and kept in force by Tenant under the terms of this lease be increased, so that the amount thereof adequately protects Owner’s interest. If Tenant shall refuse to comply with any such requirement, or any requirement of Owner under subsection (a)(iv) of this section, the dispute shall be submitted to and determined by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Tenant shall, thereafter, carry the insurance as determined by such arbitration to be adequate and required, but in no event shall the amount of public liability insurance be less than the amount specified in subsection (a)(i) of this section.

(f) Tenant shall reimburse to Owner, within 10 days following the receipt of Owner’s invoice, the premium paid by Owner for all risk peril insurance for the Premises carried by Owner in respect of the Premises.

27. Damage or Destruction.

(a) In addition to the obligations set forth elsewhere in this lease, Tenant shall use reasonable precautions to protect the Premises against fire or other casualty as well as damage to persons and property from vandalism or other criminal behavior. If (i) the Premises or any part thereof shall be damaged by fire or other casualty, or (ii) any personal injury occurs on the Premises, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.

(b) Except as set forth in this section, if the Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner (but only to the extent of the insurance proceeds made available to Owner) and the fixed rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Premises which is usable.

(c) If the Premises are totally damaged or rendered wholly unusable by fire and other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Owner, subject to Owner’s right to elect not to restore the same as hereinafter provided.

(d) If the Premises are rendered wholly unusable by any casualty or are so substantially destroyed that, in each case, reconstruction would reasonably require more than 180 days from the date of commencement of the same (as determined in the manner hereinafter set forth), Owner may elect to terminate this lease by giving Tenant notice of such election within 30 days after the giving of the notice from Owner to Tenant of the estimated time required to repair, as hereinafter provided. The termination shall be effective on the date set forth in the termination notice, which shall not be less than 30 days nor more than 60 days after the notice of termination. Within 20 days after a casualty described in the first sentence of this subsection, Owner shall give Tenant notice of Owner’s good faith estimate of the time required to reconstruct the Premises. In the event of a termination of the lease, the Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. After the expiration of the periods entitling Owner to terminate this lease, and unless this lease shall terminate as provided for herein, Owner shall (but only to the extent of the net insurance proceeds made available to Owner) make the repairs and restorations under the conditions of subsections (b) and (c) of this Section, with all reasonable expedition subject to reasonable delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s reasonable control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the Premises or any portion thereof damaged by such casualty (if necessary) as promptly as reasonably possible, all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property. Tenant’s monetary liabilities under this lease shall resume 10 days after notice from Owner that the Premises are substantially ready for Tenant’s occupancy. Notwithstanding the foregoing, Owner shall have no duty pursuant to this Section to repair or restore any portion of any alterations, additions or improvements in the Premises made by Tenant, or any of Tenant’s personal property, and Owner shall not be liable for consequential damages in the event that Tenant’s possession of the Premises is interrupted or terminated pursuant to this Section.

(e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner shall not be obligated to repair any damage thereto or replace the same.

(f) Notwithstanding anything to the contrary contained herein, if the estimated date of completion of such restoration work (i) falls within the last six (6) months of the Term of this Lease or (ii) is more than eighteen (18) months following the date of occurrence of the subject fire or other casualty, then Tenant shall have the right to terminate this Lease by written notice delivered to Owner within thirty (30) days following receipt of such written notice by Owner. In addition, if Owner has not substantially completed its restoration of the Premises by the date which is eighteen (18) months following the date of occurrence of the subject fire or other casualty (the “Trigger Date”), Tenant shall have the right to terminate this Lease by written notice delivered to Owner within thirty (30) days following the Trigger Date.

(g) This Article constitutes an express agreement governing any damage to or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, and any other similar law shall have no application to a fire or other casualty.

28. Condemnation.

(a) If, at any time during the term of this lease, title to the whole or materially all of the Premises shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between Owner and those authorized to exercise such right, this lease shall terminate and expire on the date of such taking and the fixed rent, additional rents and other charges under this lease shall be apportioned and paid to the date of such taking. For purposes of this section, “materially all of the Premises” shall be deemed to have been taken if the remainder of the Premises cannot be economically used or converted for use for the purpose for which the Premises were being used immediately prior to the taking.

(b) In the event of the taking of the whole or materially all of the Premises, the entire award, without deduction therefrom for any reason whatsoever, shall be paid to and shall be the sole property of Owner, subject only to the rights of the holders of any mortgages on the Premises.

(c) If a condemnation results in the taking of less than the whole or materially all of the Premises (“partial condemnation”), this lease shall continue in full force and effect, and Tenant shall (to the extent of the award made available to Tenant by Owner) promptly make all repairs, reconstruction, restoration and other work necessary so that the Premises shall constitute a complete rentable building to as nearly as may be practicable to its value, condition and character immediately prior to such taking. Subject to the provisions of any mortgage on the Premises, the entire proceeds of the award in respect of a partial condemnation, after the payment of all fees and expenses incurred in connection with the collection of such award, shall be paid to Owner, and Owner shall hold, apply and pay over the same towards the cost of demolition, repair and restoration during the course thereof. Any balance remaining in the hands of Owner after payment of such costs of demolition, repair and restoration as aforesaid, shall be retained by Owner, subject to the rights of the holder of any mortgage on the Premises.

(d) If title to less than the whole or materially all of the Premises shall be taken as aforesaid, this lease shall continue, except that thereafter, the fixed rent shall be apportioned according to the area of the Premises so condemned or taken. In no event shall there be any reduction in the other rents, additional rents and charges required to be paid by Tenant pursuant to this lease.

(e) Nothing contained in this section shall be construed to preclude Tenant from prosecuting any separate claim available to Tenant under applicable law directly against the condemning authority in such condemnation proceedings for its trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that (i) Tenant shall neither have nor make any claim whatsoever for any award or payment for the Premises or any part thereof, and in any event Tenant shall neither have nor make any claim whatsoever for any award or payment for the value of Tenant’s leasehold under this lease or for the value of the unexpired term thereof, and (ii) no such claim shall diminish or otherwise adversely affect Owner’s award or the award of the holder of any mortgage on the Premises.

(f) If the whole or any part of the Premises, or of Tenant’s leasehold estate under this lease, shall be taken or condemned for temporary use or occupancy by any competent authority for any public or quasi-public use or purpose, the foregoing provisions of this Section shall not apply and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of the fixed rent, additional rent and other charges payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of such authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking or condemnation proceeds shall be apportioned between Owner and Tenant upon receipt thereof as of the date of termination of this lease. Tenant shall, upon the expiration of any such period of temporary use or occupancy during the term of this lease, restore the Premises as nearly as may be practicable to its value, condition and character immediately prior to such taking or condemnation. Any portion of the condemnation proceeds received by Tenant as compensation for the cost of restoration of the Premises shall, if such period of temporary use of occupancy shall extend beyond the term of this lease, be paid to Owner on the date this lease terminates, to the extent not theretofore disbursed by Tenant in connection with restoration of the Premises.

(g) If such condemnation or taking shall be of more than thirty (30%) of the Premises or the means of access thereto, Tenant shall have the right, by delivery of notice to Owner within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, to terminate this Lease as of the date of vesting of title.

29. Indemnification of Owner. Tenant shall at its expense, indemnify, defend and hold harmless Owner, its officers, directors, shareholders, employees, partners and principals and the holder of any mortgage on the Premises against and from any and all claims by or on behalf of any person, firm or corporation, arising from or in connection with (a) the conduct or management of, and the payment for, any work or thing whatsoever done in or about the Premises by or on behalf of Tenant (or any person holding or claiming through or under Tenant) during the term of this lease; (b) the condition of the Premises during the term of this lease, or any use, nonuse, possession, management or maintenance of the Premises; (c) any breach or default on the part of Tenant in the performance of any of Tenant’s covenants or obligations under this lease; (d) any act, negligence or fault of Tenant, or any of its agents, servants, employees, contractors, invitees or licensees, or of any person holding or claiming through or under Tenant; and (e) any accident, injury or damage whatsoever caused to any person occurring during the term of this lease in or about the Premises. Further, Tenant agrees to indemnify, defend and hold harmless Owner, its officers, directors, shareholders, employees, partners and principals and the holder of any mortgage on the Premises against and from all costs, counsel fees, expenses and liabilities incurred in connection with any such claim and any action or proceeding brought thereon; and in case any action or proceeding shall be brought against Owner, its officers, directors, shareholders, employees, partners or principals or the holder of any mortgage on the Premises by reason of any such claim, Tenant, upon notice, agrees to resist or defend such action or proceeding (by counsel reasonably satisfactory to the indemnified party) unless Tenant causes the same to be discharged and satisfied. In addition, Tenant shall indemnify, defend and hold harmless Owner and the holder of any mortgage on the Premises against and from any costs and expenses paid or incurred by Owner and/or such holder (including, without limitation, reasonable counsel fees) in obtaining possession of the Premises after default by Tenant or upon the expiration or sooner termination of this lease, or in enforcing any of Tenant’s obligations under this lease.

30. As Is. Tenant has examined the Premises and is fully familiar with the physical condition thereof, and Tenant accepts the same “AS IS” on the date of this lease. Owner has made no representations or warranties in respect of the physical condition, title or the zoning of the Premises or any other matter or thing affecting or related to the Premises. As of the Commencement Date, Owner has not received any notice of violation of (a) any present laws, orders or regulations of any state, federal, municipal or local government, department, commission or board affecting the Premises, or (b) any governmental license, permit, certificate or authorization which is required or necessary to carry on the operation of Tenant’s business at the Premises.

31. Building Equipment. All building equipment shall be kept in good repair and condition by Tenant. Tenant shall not lease or otherwise encumber, or permit to be created any security interest or lien on, the building equipment nor shall Tenant remove or dispose of any building equipment from the Premises.

32. Compliance with Agreements Affecting Title. Tenant shall at all times keep and perform all the terms, covenants and conditions required to be performed by the fee owner of the Premises under any and all mortgages, easements, and other agreements now or hereafter affecting title to the Premises.

33. Broker. Tenant covenants, warrants and represents to Owner that, no broker was instrumental in consummating this lease and that Tenant had no conversations or negotiations with any broker concerning the leasing of the Premises to Tenant. Tenant agrees to indemnify, defend and hold harmless Owner against and from any claims which are made by any broker, for any brokerage commissions or other compensation, and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys fees and expenses.

34. Security Deposit. (a) Owner acknowledges the receipt of the sum of $17,983.00 (the “Security Deposit”) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this lease, including, without limitation, the surrender of possession of the Premises to Owner upon the expiration or earlier termination of this lease. If Tenant is in default in performing or observing any term, provision or condition of this lease, including, without limitation, the payment of rent, additional rent or other charges, Owner may apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any rent, additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in performing or observing any term, covenant or condition of this lease, including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Owner. If Owner applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Owner the amount so applied or retained so that Owner shall have the full Security Deposit on hand at all times during the term of this lease. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the Security Deposit shall be returned to Tenant after the expiration date of this lease and after delivery of the entire possession of the Premises to Owner. In the event of a sale of the Premises, Owner shall have the right to transfer the Security Deposit to the vendee and Owner shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit. The provisions of this Section shall apply to every transfer or assignment of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(b) The Security Deposit shall be placed by Owner in a separate interest-bearing account in any commercial or savings bank designated by Owner until used or applied. Owner shall have the same rights to use and apply the accrued interest as Owner has to use and apply the Security Deposit as provided in this Section. Provided Tenant is not then in default under this lease, to the extent such accrued interest has not been used or applied as herein provided, Owner shall pay such accrued interest (less any sum which Owner is permitted by law to retain as a service charge or otherwise, which Owner may withdraw and retain annually) to Tenant once each year during the term, promptly following Tenant’s request in that year. Upon the expiration of the term of this lease, subject to the provisions of this Section, Owner shall pay to Tenant all accrued interest remaining in such account (less any sum which Owner is permitted by law to retain as a service charge or otherwise).

35. Memorandum. At Owner’s request, Tenant shall execute, acknowledge and deliver to Owner a memorandum of this lease in recordable form, in form and substance reasonably satisfactory to Owner; but Tenant shall have no right to record this lease or any memorandum of this lease.

36. Captions. The captions used in this lease are inserted as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease or the intent of any provision of this lease.

37. Successors and Assigns. The provisions of this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, representatives, executors, administrators, successors, and, except as otherwise provided in this lease, their assigns.

38. Unenforceability. If any provision of this lease shall be invalid or unenforceable, the remaining provisions of this lease shall not be affected thereby, and each and every provision of this lease shall be enforceable to the fullest extent Permitted by law.

39. Miscellaneous.

(a) No payment by Tenant or receipt by Owner of any amount less than the full rental provided in this lease shall be deemed anything other than a payment on account of the earliest rental due; no endorsement or statement on any check or any letter accompanying any check or payment of rental shall be deemed an accord and satisfaction of Owner; and Owner may accept any such check or payment from Tenant without prejudice to Owner’s right to recover the balance of rental or to pursue any other right or remedy provided under this lease or by law.

(b) This lease contains all the terms, covenants and conditions between the parties hereto and may not be changed, modified or terminated in whole or in part, other than by an agreement, in writing, signed by all of the parties to this lease. Neither the acceptance of the keys nor any other act of Owner or any agent or employee of Owner shall be deemed an acceptance of a surrender of the Premises, unless in a writing signed by Owner accepting a surrender.

(c) In addition to any other remedies Owner may have under this lease, Tenant shall pay to Owner interest at the rate of 12% per annum or the highest rate permitted by law, whichever is less, on any rent or additional rent paid more than ten days after the same is due, which interest shall be paid for the period commencing on the date such rent or additional rent was first due and ending on the date the same is paid.

(d) As used herein, the terms “Owner” and “Tenant” shall be deemed to include their officers, directors, agents, employees, servants and contractors.

(e) The obligations of Owner under this lease shall not be binding upon Owner herein named with respect to any period subsequent to the transfer of its interest in the Premises as owner or lessee thereof and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Owner herein named as such owner or lessee of the Premises, but only with respect to the period ending with a subsequent transfer within the meaning of this subsection and the transferor is hereby released from any of said obligations thereafter arising or accruing.

(f) Except as otherwise expressly provided in this lease, the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Owner is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or other like cause beyond Owner’s reasonable control.

(g) This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted. Each covenant, agreement, obligation or other provision of this lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this lease. All terms and words used in this lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

(h) Tenant shall faithfully observe and comply with any rules and regulations, and such changes therein (whether by modification, elimination or addition), as Owner at any time or times hereafter may make and which do not materially and adversely effect the conduct of Tenant’s business in the Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the rules and regulations as originally promulgated or as changed, the provisions of this lease shall control.

(i) No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building are leased hereunder. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use, are to be used and/or occupied under a recoverable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

(j) If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Premises from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement or rent (provided such person, either pursuant to law or regulation or pursuant to a written agreement, is responsible for any damage to the Premises caused by that person).

(k) Tenant agrees that the value of the Premises and the reputation of Owner will be seriously injured if the Premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant shall not bring or permit any obscene or pornographic material on the Premises, and shall not permit or conduct any obscene, nude or semi-nude live performances on the Premises, nor permit use of the Premises for nude modeling, rap sessions, or as a so-called rubber goods shops, or as a sex club of any sort, or as a “massage parlor.” Tenant shall not permit any of these uses by any sublessee or assignee of the Premises. This section shall directly bind any successors in interest to Tenant. If at any time Tenant violates any of the provisions of this section, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this section as any written or pictorial matter with prurient appeal or any objects or instrument that are primarily concerned with lewd or prurient sexual activity.

(l) Owner shall not be deemed in default under this lease until Owner shall have failed to perform any covenant hereunder for 30 days following delivery of notice by Tenant to Owner specifying the nature of said default; provided, however, Owner shall not be deemed in default under this lease if such default shall be of a nature that the same cannot be completely cured or remedied within said 30 day period and Owner is diligently attempting to cure such default.

40. Governing Law. This lease shall be governed by, construed, and enforced in accordance with the law of the state in which the Premises are located applicable to agreements made and to be performed in that State.

41. Prohibition Against Hazardous Substances.

(a) Tenant shall not cause or permit any Hazardous Substances (as defined below) to be used, stored, transported, released, handled, produced or installed in, on or from the Premises, except that Tenant may use and store limited quantities of substances reasonably necessary in the ordinary operation and maintenance of Tenant’s business at the Premises, provided such substances are used and stored within the Premises in accordance with all laws. “Hazardous Substances”, as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos or any other substance or material defined as being hazardous or toxic by any Federal, state or local law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing, and Tenant shall comply with same. Tenant shall indemnify, defend and hold harmless Owner, and its successors, assigns, and each of their partners, employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, losses, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, but not limited to, counsel and consultants’ fees and disbursements and investigation and laboratory fees arising out of, or in any way related to:

(i) the presence, disposal, release or threat of release of any Hazardous Substance after the Commencement Date as a result of any act or omission of Tenant, its agents, employees, tenants, subtenants, invitees or other occupants of the Premises, in, on, over, under, to or from or affecting the Premises or the soil, water, vegetation, personal property or individuals or animals thereon;

(ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Substance;

(iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Substance; and

(iv) any violations of laws, orders, regulations, requirements or demands or governmental authorities by Tenant.

(b) Owner shall indemnify, defend and hold harmless Tenant, and its successors, assigns, and each of their partners, employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, losses, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, but not limited to, reasonable counsel and consultants’ fees and disbursements and investigation and laboratory fees arising out of, or in any way related to:

(i) the presence, disposal, release or threat of release of any Hazardous Substance on or prior to the Commencement Date or as a result of any action or omission by Owner, its employees, agents, representatives, invitees, contractors, or any third party, in, on, over, under, to or from or affecting the Premises or the soil, water, vegetation, personal property or individuals or animals thereon;

(ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Substance;

(iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Substance; and

(iv) any violations of laws, orders, regulations, requirements or demands or governmental authorities by Owner.

(c) Tenant shall notify Owner promptly upon receipt of knowledge of any Hazardous Substance in, on, over, under, or affecting the Premises and shall cooperate with Owner in the performance of each party’s obligations under this section. Tenant shall have no liability hereunder or otherwise in connection with any Hazardous Substance effecting the Premises on or prior to the Commencement Date.

(d) The obligations of Owner and Tenant set forth in this Section shall survive the termination of this lease.

42. Tenant Representations. Tenant hereby represents and warrants to Owner that (a) Tenant is a corporation duly organized and validly existing under the laws of the State of Delaware (b) Tenant has all necessary power, capacity and authority to execute, deliver and perform its obligations under this lease and such execution, delivery and performance have been duly authorized by all necessary corporate action, (c) this lease has been duly executed and delivered by Tenant and (d) Tenant has all governmental licenses and permits necessary to operate the Premises in the manner contemplated by this lease (and such licenses and permits are in full force and effect).

43. Arbitration. In any case where this lease provides for submission of a dispute or matter to arbitration, the same shall be settled by arbitration in New York, New York, in accordance with the rules then obtaining of the American Arbitration Association or any successor thereto. The arbitrator or arbitrators may grant injunctions or other relief in such disputes or matters. The decision of the arbitrator or arbitrators shall be final, conclusive, and binding upon the parties, and a judgment may be obtained thereon in any court having jurisdiction. The losing party shall pay the costs and expenses of such arbitration, including, without limitation, the prevailing party’s reasonable attorneys’ fees and expenses.

IN WITNESS WHEREOF, the parties have executed this lease as of the date first above written.

Owner:

MSB Enterprises LLC

By:	/s/ Daniel Bergman
Name:	Daniel Bergman
Title:	G.P.

Tenant:

IBUYDIGITAL, Inc.

By:	/s/ Elliot Antebi
Name:	Elliot Antebi
Title:	C.E.O